Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 7, 2021 (April 8, 2022 as to the effects of the restatement to the consolidated financial statements for the year ended January 31, 2021), relating to the consolidated financial statements of Ooma, Inc. and subsidiaries (the “Company”), appearing in the Annual Report on Form 10‑K of the Company for the year ended January 31, 2023.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

April 7, 2023